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                                                                   EXHIBIT 10.20
                                   EXECUTIVE

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (hereinafter the "Agreement") dated October 27, 1995 by and among HEDSTROM HOLDINGS, INC., a Delaware corporation ("HHI"), HEDSTROM CORPORATION, a Delaware corporation ("HC") (HHI and HC being collectively referred to herein as the "Corporation"), and ARNOLD E. DITRI (the Executive").

         WHEREAS, the Executive has heretofore served as the Chairman and Chief Executive Officer of HHI and its subsidiary, HC;

         WHEREAS, pursuant to the Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of October 27, 1995, among the Corporation, the Executive, the other Existing Stockholders (as defined therein) and the Purchasers named therein, the Purchasers have acquired control of the Corporation;

         WHEREAS, it is a condition to the consummation of the transactions referred to in the stock Purchase Agreement that the Executive and the Corporation enter into this Agreement; and

         WHEREAS, the parties wish to set forth the terms of the employment of the Executive;

         NOW, THEREFORE, it is agreed as follows:

         1. Employment. Subject to the terms and conditions of this Agreement, during the Term (as defined below) the Corporation will employ the Executive, and the Executive will be employed exclusively by the Corporation and its Subsidiaries. The Executive will hold the offices of President and
Chief Executive Officer of HHI and HC and such additional offices as the Board of Directors of HHI (the "Board") may from time to time determine. The
Executive will devote substantially all of his business efforts to the Corporation and the Subsidiaries. The Executive shall be the senior executive officer of HHI and HC and shall report directly to the Board. All employees, consultants and all other persons working for the Corporation and the Subsidiaries shall report directly or indirectly to the Executive. The
Executive shall, subject to the control of the Board, have full authority to conduct and operate the business of the Corporation and the Subsidiaries as enterprises independent of the corporate affiliates of the Corporation. The Executive agrees to travel from time to time and to render his services in other locations in which the Corporation does business consistent with its reasonable business needs.
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         2.      Term. Unless sooner terminated pursuant to this Agreement, the initial term of the Executive's employment shall be from the date of this Agreement and shall end on October 31, 1998. Such initial term shall be extended for successive terms of one year each unless either party advises the other, at least 90 days prior to the end of the initial term or annual extension, as the case may be, that it will not agree to extend this Agreement. The initial term, as so extended, is referred to in this Agreement as the "Term."

         3.      Compensation.

                 (a) During the Term, the Corporation will pay the Executive a salary (the "Base Salary") at the annual rate (pro-rated for portions of any year) of $340,000.

                 (b) With respect to each fiscal year during the Term commencing with the 1996 fiscal year of the Corporation, the Executive shall be entitled to a cash bonus equal to not less than 50% of the Base Salary if the Company achieves the targets set forth in the Hedstrom Corporation Incentive Plan, as adopted and approved by the Board.

         4.      Employee Benefits.

                 (a) During the Term, the Executive shall be entitled to participate in such retirement, profit sharing and pension plans and life and other insurance programs, as well as other benefits programs, which are available to senior executive employees of the Corporation who are similarly situated, subject to Corporation's policies with respect to all of such benefits or insurance programs or plans; provided, however, that except as expressly set forth herein, the Corporation shall not be obligated to institute or maintain any particular benefit or insurance program or plan or aspect thereof.

                 (b) The Executive shall be entitled to four weeks vacation per annum during the Term, to be scheduled at mutually agreeable times and to be taken in accordance with the Corporation's policies.

                 (c) The Executive shall be granted options to purchase 22% of the shares of the Common Stock, par value $.01 ("Common Stock"), covered by the Company's 1995 Stock Option Plan, which options shall vest, and all other rights of the Executive shall be, pursuant to a stock option agreement substantially in the form attached as Exhibit A (the "Stock Option Agreement").

                 (d) The Corporation shall reimburse the Executive or pay all reasonable travel and entertainment expenses undertaken on behalf of the Corporation, which shall include an allowance for business automobile usage of $500 per month and club dues of $250 per month.





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         5.      Death: Disability.

                 (a) Death. The Term shall immediately terminate upon the Executive's death; provided, that the obligations of the Company upon the Executive's death shall be as set forth in Section 6(c)(i)(x).

                 (b) Disability. If during the Term of this Agreement the Executive becomes unable (as reasonably determined by the Board) to substantially perform his services as a result of his permanent or temporary, total or partial physical or mental disability ("Disability"): (i) the Base Salary otherwise payable during the Disability Period (as herein defined) shall nevertheless be payable on the terms set forth herein to the Executive as a disability benefit ("Disability Benefit") but shall be reduced by disability insurance proceeds pursuant to any benefit plan of the Corporation and as provided in Section 4(a) or pursuant to any individual disability policy and which are actually received by the Executive during the Disability Period with respect to such Disability; and (ii) the Corporation shall not have the right (notwithstanding any other provision of this Agreement to the contrary) to terminate this Agreement due to such Disability prior to the expiration of the Disability Period. As used herein, the term "Disability Period" shall mean the period commencing on the first day of the calendar month following the month during which such Disability occurs and ending on the first to occur of the following: (i) the expiration of this Agreement; (ii) if the Disability is continuous throughout the six consecutive months following the month during which the Disability occurs, then the last day of such sixth consecutive calendar month; and (iii) if the Disability is intermittent and shall exist throughout any 12 calendar months following the month during which the Disability occurs, then the last day of such 12th calendar month. The Corporation shall have the right to terminate the Term at the expiration of the Disability Period if and only if the disability of the Executive is then continuing. Upon such termination, the obligation of the Company shall be as set forth in Section 6(c)(i)(y).

         6.      Other Termination.

                 (a) Termination by the Corporation. The Corporation shall have the right, at its election, to terminate the Executive's employment under this Agreement by written notice to the Executive for "Cause" (as defined below). As used herein, Cause shall be deemed to exist as where (i) the Board shall have notified the Executive in writing of its reasonable determination that he is not substantially performing the primary duties of his office; (ii) the Executive shall have been convicted of a felony under state or federal criminal law involving theft, fraud or moral turpitude; (iii) the Executive shall have engaged in gross negligence or willful misconduct injurious to the Corporation; or (iv) the Executive shall have materially breached any of his covenants under this Agreement or any other agreement with the Corporation. The Corporation may terminate this Agreement only if the Corporation shall have given written notice to the Executive specifying the claimed Cause, and in the case of (i) and (iv) above, in case the Executive fails to correct (if correctable) the claimed breach within 30 days after the receipt of the applicable notice or such longer time as may be reasonably required by the nature of the claimed breach.



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         (b)      Termination by the Executive. The Executive shall have the right, at his election, to terminate this Agreement for "Good Reason" by written notice to the Corporation to that effect. Good Reason shall mean any of the following (without the Executive's consent): (i) the taking of any action by the Board or its designees (unless the Board has determined that the Executive is not substantially performing the primary duties of his then current office, after 30 days' notice and failure to correct by the Executive as provided in Section 6(a)) in a manner that has the effect of significantly divesting the Executive's authority with respect to his subordinates or materially interferes with the exercise of the Executive's authority to manage and supervise the business and operations of the Corporation; (ii) any relocation of the Corporation's executive offices to a location outside of the Cleveland, Ohio, Pittsburgh, Pennsylvania or New York, New York metropolitan areas, except for required travel in connection with the Corporation's business; and (iii) any failure to pay the Executive his compensation under
Section 3 when due pursuant to the terms of this Agreement. The Executive may terminate this Agreement only if the Executive shall have given written notice to the Corporation specifying the claimed Good Reason, and the Corporation fails to correct (if correctable) the claimed breach within 30 days after the receipt of the applicable notice or such longer time as may be reasonably required by the nature of the claimed breach (or, if the failure to perform is a failure to pay monies when due under the terms of this Agreement) within 10 days with respect to the Corporation.

         (c)     Effect of Termination.

                 (i) Upon termination of the Executive's employment under this Agreement by reason of the causes described below, the following shall be applicable to sums otherwise due to the Executive, notwithstanding anything to the contrary herein:

                          (w)      should this Agreement be terminated by the
Corporation for Cause or by the Executive for any reason, other than for Good Reason, the Executive shall have no right to any further compensation beyond the date of termination of the Agreement;

                          (x)      should this Agreement be terminated by
reason of the Executive's Death, the Executive's Base Salary shall accrue and be paid through the date of Death and for the six months immediately thereafter; and any bonus payment due for the calendar year in which Death occurred shall be prorated to reflect only that portion of the year during which the Executive performed services;

                          (y)      should this Agreement be terminated by
reason of Disability pursuant to Section 5(b), any bonus payment for the calendar year in which Disability occurred shall be prorated to reflect only that portion of the year prior to the end of the Disability Period; and

                          (z)      should this Agreement be terminated by the
Corporation without Cause, or by the Executive for Good Reason, the Executive shall be entitled to receive his Base Salary after such termination for one year or for the remainder of the term of this Agreement, whichever is greater. Notwithstanding the foregoing, if the Executive




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becomes employed after such termination, (A) if the Executive is employed by an entity other than a Competitive Business (as defined in Section 9), all compensation actually earned by the Executive during the period referred to in the foregoing sentence shall reduce the amounts which the Corporation would be required to pay under the preceding sentence, and (B) if the Executive is employed by an entity which is a Competitive Business, then the Corporation shall have no obligation to pay any amounts due under the preceding sentence in respect of the period from and after the date on which he commences such employment.

                          (ii)    In the event of termination of the
Executive's employment under this Agreement, whether by the Corporation or the Executive, or pursuant to the expiration of this Agreement in accordance with
Section 2, the Executive shall resign all offices and directorships held with the Corporation and its subsidiaries and affiliates.

                          (iii)   In all cases of termination, whether by the
Corporation or the Executive, or pursuant to the expiration of this Agreement, the Corporation will reimburse the Executive for all out-of-pocket expenses with respect to which employees of the Corporation are generally entitled to reimbursement through the date of termination. All payments shall be made for purposes of this Section 6(c) at the time they would have been made if this Agreement has not been terminated.

                 (d) Change in Control. If the Corporation sells all or substantially all of its assets to a third party (other than to an Affiliate (as defined in the Agreement of Merger)), or if the Corporation merges or consolidates with any entity (other than an Affiliate) and as a result thereof is not the surviving entity, the Executive may, by notice to the Corporation, terminate the term of this Agreement, whereupon the Term shall terminate and the Executive shall be relieved of his obligations (other than his obligations under Section 7, 8 and 10) and the Executive shall forfeit all rights to receive any amounts of his Base Salary that become payable after the date thereof and any bonus accrued after the date thereof.

         7. Mitigation. The Company acknowledges that upon any termination of the Executive's employment, the Executive shall not have any obligation to seek or obtain other employment in any position to mitigate any damages to which the Executive may be entitled by reason of any termination of this Agreement (whether by the Corporation without Cause or otherwise). If, however, the Executive does obtain other employment of any nature and in any location, the total compensation actually earned by the Executive during the remaining Term for his performance of such engagements or employment shall reduce any amounts which the Corporation would otherwise be required to pay to the Executive under this Agreement.

         8. Return of Property and Nondisclosure. Upon termination or expiration of his employment, the Executive will promptly deliver to the Corporation all data, lists, information, memoranda, documents and all other property belonging to the Corporation or containing "Confidential Information" or "Trade Secrets" of the Corporation (both as defined below), including, among other things, that which relates to services performed by the Executive for the Corporation, or was created or obtained by the Executive while performing services for the Corporation or by virtue of the Executive's relationship with the



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Corporation. Except as required in order to perform his obligations under this
Agreement, the Executive shall not, without the express prior written consent of the Corporation, disclose or divulge to any other person or entity, or use or modify for use, directly or indirectly, in any way, for any person or entity any of the Corporation's Confidential Information or Trade Secrets at any time (during or after the Executive's employment) during which data or information continues to constitute Confidential Information or a Trade Secret. For purposes of this Agreement, "Confidential Information" of the Corporation shall mean any valuable, competitively sensitive data and information related to the Corporation's business other than Trade Secrets that are not generally known by or readily available to the Corporation's competitors. "Trade Secrets" shall mean information or data of the Corporation including, but not limited to, technical or non-technical data, financial information, programs, devices, methods, techniques, drawings, processes, financial plans, product plans, or lists of actual or potential customers or suppliers that: (a) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use; and (b) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy. To the extent that the foregoing definition is inconsistent with a definition of "trade secret" mandated under applicable law, the latter definition shall govern for purposes of interpreting the Executive's obligations under this Agreement. Except for disclosure required by law or to permit enforcement of this Agreement, the terms of this Agreement shall be deemed Confidential Information of the Corporation and shall not be discussed or disclosed by Executive with any person other than Executive's spouse, attorney or accountant, provided that such discussions or disclosures shall be conditioned upon the agreement of the person to whom the terms are disclosed to maintain the confidentiality of such terms.

         9. Noncompetition. The Executive acknowledges that he has substantial experience and expertise in children's residential outdoor play products and the playball business and that, as such, the services to be performed by him are of a special, unique, unusual, extraordinary and intellectual character. The Executive further acknowledges that the nature of the services, position and expertise of the Executive are such that he is capable of competing with the Corporation. In consideration of this Employment Agreement and the Stock Option Agreement, the Executive shall not, without the prior written consent Of the nonmanagement members of the Board of Directors of the Corporation, during the "Restricted Period" (as defined below) (a) directly or indirectly enter into the employ of or render any advice or services, whether or not for compensation, to any "Person" (as defined below) engaged in any "Competitive Business" (as defined below), (b) directly or indirectly engage in any Competitive Business, (c) directly or indirectly become interested, whether or not for compensation, in any Competitive Business as an individual,, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity or, in the case of any such company whose securities are traded on a national securities exchange in the United States or otherwise or in the over-the-counter market, acquire, directly or indirectly, an interest in excess of one percent (1%) of the outstanding capital stock of such company. For purposes of this Section, "Restricted Period" shall mean while the Executive is employed by the Corporation and for a period of one year thereafter; provided, that if the Corporation terminates the employment of the Executive without Cause or if the Executive terminates his employment for Good Reason,




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the Restricted Period shall extend only so long as the Corporation is required to pay the Executive pursuant to Section 6(c)(i)(z). For purposes of this Section, any "Competitive Business" shall mean any business entity which is engaged in the businesses in which the Company engages during the Restricted Period, sells or markets its products in the United States, and derives or plans to derive a material portion of its revenues from such products. For purposes of the preceding sentence, sales of 50% of its total revenues or in excess of $5,000,000 in dollar volume shall be deemed to be material. For purposes of this Section, "Person" shall mean any corporation, partnership, trust, individual or any other entity. In the event that any provision of this
Section is considered by a court of competent jurisdiction to be excessive in its duration, in the area to which it applies or in any other respect, it shall be considered modified and valid for such duration, for such area and in such other respects as such court may determine reasonable under the circumstances.

         10. Nonsolicitation. While he is employed by the Corporation, and for a period of two years thereafter, the Executive will not, directly or indirectly, without the prior written consent of the Corporation, solicit or attempt to solicit any employee, consultant, contractor or other personnel of the Corporation to terminate, alter or lessen that party's affiliation with the Corporation or to violate the terms of any agreement or understanding with the Corporation.

         11. Specific Remedies. In the event of the violation or threatened violation by the Executive of any of the covenants or provisions of Sections 9 or 10 hereof, the Corporation shall have (i) the right and remedy of specific enforcement and performance of Sections 9 and 10, including injunctive relief, it being acknowledged and agreed that any such violation or threatened violation will cause irreparable injury to the Corporation and that monetary damages will not provide an adequate remedy to the Corporation, and (ii) rights to any and all damages available as a matter of law.

         12. Notices. Any notices required to be given hereunder shall be in writing and shall be deemed given when personally delivered, telexed or sent certified mail, return receipt requested, or sent via express air delivery service, to the parties at the addresses set forth below, or at such other address as a party shall have given notice thereof to the other party:

                 Executive:
                          Arnold Ditri
                          73 St. James Terrace
                          Palm Beach Gardens, FL 33418

                 Corporation:

                          Hedstrom Holdings, Inc.
                          300 Corporate Center Drive, Suite 100
                          Coraopolis, PA 15108
                          Attention: Secretary

                 with a copy to:
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                          Hicks, Muse, Tate & Furst Incorporated
                          1325 Avenue of the Americas
                          New York, New York 10019
                          Attention: Alan Menkes

         13.     General.

                 (a) This Agreement shall be governed by and construed under the laws and decisions of the State of New York with respect to contracts and agreements which are entirely made and entered into therein.

                 (b) This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all previous written and oral agreements between the parties with respect to the subject matter set forth herein.

                 (c) This Agreement may not be modified or amended except by a writing signed by both of the parties hereto.

                 (d) Any provision of this Agreement that is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction. If the covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

                 (e) The following provisions of this Agreement shall survive its expiration or termination for any reason: Sections 7, 8, 9, 10, 11, 12 and 13.

                 (f) This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

                 (g) The headings and titles to the paragraphs of this Agreement are inserted for convenience only and shall not be deemed a part of or affect the construction or interpretation of any provisions hereof.

                 (h) All references to Sections shall, unless otherwise specified, be to Sections of this Agreement.




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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        HEDSTROM HOLDINGS, INC.


                                        By: /s/ ALAN PLOTKIN
                                           ------------------------------
                                           Name: Alan Plotkin
                                           Title: Vice President

                                        HEDSTROM CORPORATION


                                        By: /s/ ALAN PLOTKIN
                                           ------------------------------
                                           Name: Alan Plotkin
                                           Title: Vice President



                                            /s/ ARNOLD E. DITRI
                                        ---------------------------------
                                                Arnold E. Ditri